Exhibit 10.3

HOKU CORPORATION

PERFORMANCE SHARE AWARD AGREEMENT

RECITALS

A.           The Corporation has implemented the Plan for the purpose of providing incentives to attract, retain and motivate eligible Employees and consultants and other independent advisors to continue their service relationship with the Corporation.

B.           Participant is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s issuance of shares of Common Stock to Participant thereunder.

C.           All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Grant of Performance Shares.  The Corporation hereby awards to Participant, as of the Award Date indicated below, an award (the “Award”) of Performance Shares under the Plan.  Each Performance Share which vests pursuant to the terms of this Agreement shall provide Participant with the right to receive one share of Common Stock on the designated issuance date.  The number of shares of Common Stock subject to the awarded Performance Shares, the applicable performance vesting requirement(s) for those shares, the date on which those vested shares of Common Stock shall become issuable and the remaining terms and conditions governing the Award, including the applicable service vesting requirements, shall be as set forth in this Agreement.

AWARD SUMMARY
Participant	___________________________________________

Award Date:

Designated Number of Per-formance Shares:
The actual number of shares of Common Stock that may become issuable pursuant to the Performance Shares awarded under this Agreement shall be determined in accordance with the Vesting Schedule set forth below and Schedule I to this Agreement. For purposes of the calculations set forth in the Performance Vesting section of the Vesting Schedule and Schedule I to this Agreement, the designated number of Performance Shares to be utilized is _____________ shares.

Vesting Schedule:
Performance Vesting:  Attached Schedule I specifies the Performance Goals to be attained for the specified Performance Period. Within sixty (60) days after the completion of that Performance Period, the Administrator shall determine and certify the actual level of attainment for each Performance Goal. On the basis of that certified level of attainment, the number of Performance Shares will be determined in accordance with Schedule I. The number of shares resulting from such calculation shall constitute the maximum number of shares of Common Stock in which Participant may vest under this Award and shall be designated the “Performance-Qualified Shares.”  In no event may the number of such Performance-Qualified Shares exceed the number of Performance Shares specified in the Number of Performance Shares section above.

To the extent any Performance Goal is attained at a level below the target level, a portion of the Performance Shares, as determined in accordance with Schedule I shall be forfeited, and any such forfeited Performance Shares shall be immediately cancelled.  Participant shall thereupon cease to have any further right, title or interest in the shares of Common Stock underlying those cancelled Performance Shares.

Continuous Service Vesting.  If Participant remains in Continuous Service through the completion of the Performance Period, Participant shall, on the date on which the Administrator certifies the attained level of the Performance Goals for that Performance Period, vest in one hundred percent (100%) of the Performance-Qualified Shares.  If Participant does not remain in Continuous Service through the completion of the Performance Period, all of the Performance Shares shall be forfeited and any such forfeited Performance Shares shall be immediately cancelled.  Participant shall thereupon cease to have any further right, title or interest in the shares of Common Stock underlying those cancelled Performance Shares.

Change in Control Vesting.  The shares of Common Stock underlying the Performance Shares subject to this Award may also vest on an accelerated basis in accordance with Paragraph 4 should a Change in Control occur prior to the completion of the Performance Period.

Issuance Date:
The shares of Common Stock which actually vest and become issuable  pursuant to the terms of this Agreement shall be issued in accordance with the provisions of this Agreement applicable to the particular circumstances under which such vesting occurs.

2.           Limited Transferability.  Prior to the actual issuance of the shares of Common Stock which vest hereunder, Participant may not transfer any interest in the Performance Shares subject to this Award or the underlying shares of Common Stock.  However, any shares of Common Stock which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award.  Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designee.

3.           Stockholder Rights and Dividend Equivalents.  The holder of this Award shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the shares of Common Stock subject to the Award until Participant becomes the record holder of those shares upon their actual issuance following the Corporation’s collection of the applicable Withholding Taxes.

4.           Change in Control.  The following provisions shall apply to the extent a Change in Control is consummated prior to the completion of the Performance Period.

(a)           Should Participant remain in Continuous Service through the effective date of that Change in Control, then Participant shall immediately vest in that number of shares of Common Stock equal to the designated number of Performance Shares set forth in Paragraph 1, without regard to the Company’s achievement of the Performance Goals.

(b)           The shares of Common Stock underlying the Performance Shares in which Participant vests in accordance with the foregoing provisions of this Paragraph 4 shall be issued on the effective date of such Change in Control or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date.  Alternatively, those vested shares of Common Stock shall be converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of the Change in Control, and such consideration shall be distributed to Participant within fifteen (15) business days following the effective date of that Change in Control. Each issuance or distribution made under this Paragraph 4(b) shall be subject to the Corporation’s collection of the applicable Withholding Taxes.

(c)           Except for the shares of Common Stock in which Participant vests in accordance with this Paragraph 4, Participant shall cease to have any further right or entitlement to any additional shares of Common Stock under this Agreement following the effective date of the Change in Control.

(d)           This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

5.           Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change.  In the event of any Change in Control transaction, the provisions of Paragraph 4 shall be controlling.

6.           Issuance of Vested Shares.

(a)           Except as otherwise provided in Paragraph 4, the shares of Common Stock in which Participant vests pursuant to the Performance and Continuous Service vesting provisions of Paragraph 1 shall be issued as soon as administratively practicable following the completion of that Performance Period, but in no event more than fifteen (15) business days after the completion of such Performance Period.

(b)           The Corporation shall, on the applicable issuance date, issue to or on behalf of Participant a certificate (which may be in electronic form) for the shares of Common Stock in which Participant vests pursuant to the Performance and Continuous Service vesting provisions of Paragraph 1 or the special vesting provisions of Paragraph 4.

(c)           Except as otherwise provided in Paragraph 4, no shares of Common Stock shall be issued prior to the completion of the Performance Period.  No fractional shares of Common Stock shall be issued pursuant to this Award, and any fractional share resulting from any calculation made in accordance with the terms of this Agreement shall be rounded down to the next whole share.

(d)           The Corporation shall collect the applicable Withholding Taxes with respect to the shares of Common Stock that vest and become issuable under this Award in accordance with Paragraph 7.

(e)           Except as otherwise provided in Paragraph 4 or Paragraph 7, the settlement of all Performance Shares which vest under the Award shall be made solely in shares of Common Stock.

7.           Collection of Withholding Taxes.

(a)           Until such time as the Corporation provides the Participant with notice to the contrary, the Corporation shall collect the Withholding Taxes required to be withheld with respect to the issuance of the Shares that vest hereunder through an automatic Share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the  Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of such Withholding Taxes (the “Share Withholding Method”); provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation‘s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income. The Participant shall be notified in writing in the event such Share Withholding Method is no longer available.

(b)           Should any Shares vest under the Award when the Share Withholding Method is not available, then the Withholding Taxes shall be collected from the Participant through either of the following alternatives:

-      the Participant’s delivery of his or her separate check payable to the Corporation in the amount of such Withholding Taxes, or

-      the use of the proceeds from a next-day sale of the Shares issued to the Participant, provided and only if (i) such a sale is permissible under the Corporation’s trading policies governing the sale of Common Stock, (ii) the Participant makes an irrevocable commitment, on or before the vesting date for those Shares, to effect such sale of the Shares and (iii) the transaction is not otherwise deemed to constitute a prohibited loan under Section 402 of the Sarbanes-Oxley Act of 2002.

8.           Benefit Limit. In the event the vesting and issuance of the Performance Shares subject to this Award would constitute a parachute payment under Code Section 280G, the vesting and issuance of those Performance Shares shall be subject to reduction to the extent necessary to assure that the number of shares of Common Stock which vest and are issued under this Award will be limited to the greater of (i)  the number of shares of Common Stock which can vest and be issued without triggering a parachute payment under Code Section 280G or (ii)  the maximum number of shares of Common Stock which can vest and be issued under this Award so as to provide the Participant with the greatest after-tax amount of such vested and issued shares of Common Stock after taking into account any excise tax the Participant may incur under Code Section 4999 with respect to those shares of Common Stock and any other benefits or payments to which the Participant may be entitled in connection with any change in control or ownership of the Corporation or the subsequent termination of the Participant’s Continuous Service.

9.           Compliance with Laws and Regulations.  The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of the Stock Exchange on which the Common Stock is listed for trading at the time of such issuance.

10.           Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the most current address then indicated for Participant on the Corporation’s employee records or shall be delivered electronically to Participant through the Corporation’s electronic mail system. All notices shall be deemed effective upon personal delivery or delivery through the Corporation’s electronic mail system or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.           Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

12.           Construction.

(a)           This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  In the event of any conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. All decisions of the Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

(b)           It is the intention of the parties that the provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4).  Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

13.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

14.           Employment at Will.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to remain in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Continuous Service at any time for any reason, with or without cause.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

HOKU CORPORATION.

By:
Title:

PARTICIPANT

Signature:
Address:

APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

A.           Administrator shall mean the Compensation Committee of the Board acting in its capacity as administrator of the Plan.

B.           Agreement shall mean this Performance Share Award Agreement.

C.           Award shall mean the award of Performance Shares made to Participant pursuant to the terms of this Agreement.

D.           Award Date shall mean the date the Performance Shares are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

E.           Board shall mean the Corporation’s Board of Directors.

F.           Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

 (i)           a merger or consolidation in which the Corporation is not the surviving entity and in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation;

(iii)           any reverse merger in which the Corporation is the surviving entity but in which one person or a group of related persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities;

(iv)           the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders; or

(v)           a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

I.            Code shall mean the Internal Revenue Code of 1986, as amended.

J.            Common Stock shall mean shares of the Corporation’s common stock.

K.           Continuous Service shall have the meaning assigned to such term in the Plan.

L.           Corporation shall mean Hoku Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Hoku Corporation which shall by appropriate action adopt the Plan.

M.           Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

N.           Fair Market Value shall have the meaning assigned to such term in the Plan.

O.           1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

P.           Participant shall mean the person to whom the Award is made pursuant to the Agreement.

Q.           Performance Goals shall mean the performance goals specified on attached Schedule I which must be attained in order to satisfy the performance vesting requirements for the shares of Common Stock subject to this Award.

R.           Performance Period shall mean the period specified on attached Schedule I over which the attainment of the Performance Goals is to be measured.

S.           Performance-Qualified Shares shall mean the maximum number of shares of Common Stock in which Participant can vest based on the level at which the Performance Goals for the Performance Period are attained and shall be calculated in accordance with the provisions of this Agreement.  In no event shall the number of such Performance-Qualified Shares exceed the number of Performance Shares designated in Paragraph 1 of this Agreement.

T.           Performance Share shall mean a phantom share of Common Stock awarded under this Agreement which will entitle Participant to receive one share of Common Stock pursuant to this Award upon the satisfaction of the performance and Continuous Service vesting requirements applicable to such Award.

U.           Plan shall mean the Corporation’s 2005 Equity Incentive Plan.

V.           Stock Exchange shall mean the American Stock Exchange, the Nasdaq Capital or Global Market or the New York Stock Exchange.

W.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.           Vesting Schedule shall mean the schedule set forth in Paragraph 1 of the Agreement, pursuant to which the Performance Shares and the underlying shares of Common Stock are to vest upon the satisfaction of the performance and Continuous Service vesting requirements applicable to this Award.

Y.           Withholding Taxes shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting and issuance of the shares of Common Stock which vest under of the Award and any other amounts distributable in replacement or substitution of such shares.

SCHEDULE I
PERFORMANCE PERIOD AND PERFORMANCE GOALS